UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2011 (March 30, 2011)
Date of Report (Date of earliest event reported)

TAPIMMUNE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2815 Eastlake Avenue East, Suite 300 Seattle, Washington		V6N 3E6
(Address of principal executive offices)		(Zip Code)

(206) 336-5560
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 30, 2011, the Board of Directors of TapImmune, Inc. (the “Company”) determined that its previously issued consolidated, audited financial statements and related disclosure as of, and of, the year ended December 31, 2009 presented in its Form 10-K filed on April 15, 2010 (the “Form 10-K”) should be restated because our management concluded that the Company’s previously filed consolidated, audited financial statements as of December 31, 2009 should no longer be relied upon as a result of the Company’s determination that certain debt settlement transactions with related parties should be considered capital contributions. These settlements were previously recognized under gain on settlement of debt in the consolidated statements of operations. For the fiscal year ended December 31 2010, the impact of the reclassification is limited to the deficit accumulated during the development stage and additional paid in capital line items. The restatement will have material impact on previously reported loss per share and net loss for the year end December 31, 2009.

As a result of this restatement, we request that you do not rely on the financial statements and related disclosure included in the Form 10-K.  We are currently working on restating the financial statements in this document and will amend the Form 10-K to include the respective restatements once they are completed.

The Company’s Board of Directors has discussed this matter with  Dale Matheson Carr-Hilton LaBonte LLP and  Dale Matheson Carr-Hilton LaBonte LLP is prepared to audit the restated financial statements in the Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By:      /s/ Glynn Wilson
Glynn Wilson
Title:   Chairman and CEO

Dated: April 6, 2011